Exhibit 99.1

Descrypto Holdings, Inc. Announces Name Change to OpenLocker Holdings, Inc.

“Changing The Game”

West Palm Beach, FL. December 8, 2022 – OpenLocker Holdings, Inc., (“OpenLocker”) (OTCQB: OLKR) a technology platform for athletes and brands to redefine and unlock consumer and fan value is pleased to announce that it has received notification from the Financial Industry Regulatory Authority (FINRA) that its request for a name change and new trading symbol had been processed. At the open of market trading tomorrow, December 9, 2022, the Company’s quotation on OTC Markets will reflect our new name, OpenLocker Holdings, Inc. and will be listed under the new trading symbol “OLKR”.

Howard Gostfrand, CEO of OpenLocker stated, “Post our acquisition of OpenLocker, it has become abundantly clear that the opportunity to expand the OpenLocker brand is deep and wide. The name significantly more clearly describes who we are as a company. As such, it was time to go through the regulatory process and make the change. We believe OpenLocker is not only a company name, but a defining term of what we are delivering to the sports and entertainment physical and digital collectible ecosystem all the while increasing fan engagement. We are “Changing the Game.”

“We are still in the early innings of N.I.L. (Name, Image and Likeness). It’s an exciting time for OpenLocker as we innovate and develop communities in this space to enhance and redefine the experience for both the fans and student-athletes. The opportunities are immense and the name change captures the potential of our brand” stated Brian Klatsky, President of OpenLocker.

No action is required by the Company’s current shareholders as a result of this change. The Company’s common stock will continue to be listed on the OTCQB and the CUSIP will remain unchanged.

OpenLocker Holdings, Inc. is also very pleased to announce that effective December 6, 2022 we have been granted a US Trademark for the name OPENLOCKER. This registration will assist the company in forging ahead with complete control of our name and vision.

About OpenLocker Holdings, Inc.

OpenLocker Holdings, Inc. is a technology platform for athletes and brands to redefine and unlock consumer and fan value. Openlocker builds highly engaged fan communities on the Blockchain primarily for colleges and universities using student-athletes Name, Image and Likeness (N.I.L.) opening the door to countless revenue opportunities that previously did not exist. OpenLocker increases engagement among fans, athletes and brands through digital and physical collectibles and provides unique user utility, perks and experiences. OpenLocker is delivering digital loyalty and spearheading the future of marketing.

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Descrypto’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Descrypto’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Descrypto assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information visit: www.openlockerholdings.io.

Investor Contact

Howard Gostfrand, CEO

305-351-9195

howard@openlocker.io